Exhibit 10.4
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DISTRIBUTION AGREEMENT
     THIS DISTRIBUTION AGREEMENT, dated as of October 3, 2006, is by and between TopSpin Medical (Israel) Ltd., a corporation incorporated under the laws of the state of Israel (the “Company”) and TOP Medical B.V., an entity incorporated under the laws of The Netherlands (the “Distributor”).
Recitals
     A. The Company is engaged in the development, manufacture, production and sale of IntraVascular MRI catheter system for the coronary arteries.
     B. The Distributor possesses the sales force, facilities and ability to distribute, market and promote the sale of the Company’s products in the Territory (as such term is defined below).
     C. The Company is willing to enter into this Agreement in order to avail itself of such sales force, facilities and ability to so market and promote Company’s products.
Agreement
     Accordingly, and in consideration of the representations, warranties, agreements and conditions herein contained, the parties hereto agree as follows:
1. Appointment
     1.1 Products. The Company’s products that are subject to this Agreement (the “Products”) will be: (a) the products described in Exhibit A attached hereto; and (b) any improvements to the Products or additional Company products in the Field (as such term is defined in Exhibit A), which improvements or additional products may from time to time be included herein and on the attached Exhibit A by mutual agreement in writing of the parties hereto.
     1.2 Exclusivity. Subject to the terms and conditions contained herein, the Company hereby grants to the Distributor for the term of this Agreement, the exclusive non transferable right and license to promote, advertise, market, sell and distribute the Products solely in the geographic area set forth in Exhibit B (the “Territory”) under the Company’s name, logotype and trademarks. Except with the express written permission of The Company, which may be granted or denied in the Company’s sole and absolute discretion, the Distributor shall not sell the Products to third parties located outside of the Territory and, with respect to the Product, shall not establish any branch or maintain any distribution depot for the Products outside the Territory (such third parties and areas being exclusively reserved to the Company or the Company’s other distributors), provided that nothing in this Agreement is intended (and is not to be construed) to prevent passive sales (being the sale or other disposition of the Products in response to an

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unsolicited request from a customer) of the Products by the Distributor anywhere within the European Economic Area. The Company agrees, to the extent permitted by law and except as otherwise provided herein, not to appoint any other person, entity or organization located in the Territory as a distributor or reseller of the Products. The Distributor accepts this appointment and agrees to use its best efforts in a diligent and consistent manner to promote and develop the full sale potential of the Products in the Territory and agrees to abide by and comply with all written sales policies and operating regulations of the Company, as modified from time to time by the Company, in its sole discretion. In addition, Distributor agrees to take such other actions as may be necessary or desirable to generate sales in the Territory.
     1.3 Subdistributors and Agents. The Distributor will not appoint any subdistributors or agents to promote or distribute the Products without the prior written consent of the Company, which may be granted or withheld in the Company’s sole and absolute discretion. The rights of any permitted subdistributor or agent to distribute any Product will not be any greater than the rights of the Distributor hereunder. If the Distributor enters into any written agreement with any such subdistributor or agent, it will be subject to the prior written approval of the Company, at the Company’s sole and absolute discretion. The Distributor will indemnify and hold the Company harmless from and against any claim, loss, damage or expense (including attorneys’ fees) suffered or incurred by the Company relating to any claim threatened or initiated by any subdistributor or agent appointed by the Distributor.
     1.4 Competitive Products. During the term of this Agreement the Distributor will not, without obtaining the prior written consent of the Company, directly or indirectly, alone, or in any capacity with another firm, whether as an agent, consultant, independent contractor, distributor, broker or otherwise, manufacture, promote, sell, distribute or offer for sale or distribution any goods, products or articles (collectively “Act”) that, in the Company’s reasonable judgment, directly or indirectly, compete with, perform similar functions to or are used for the same general purposes as the Products or with the Company in the field of Intravascular diagnostic catheters and related areas, except with the prior written consent of the Company. For a period of 3 months following the termination of this Agreement, for any reason whatsoever, the Distributor will not Act in such manner that, in the Company’s reasonable judgment, directly competes with, performs similar functions to or are used for the same general purposes as the Products or with the Company in the field of Intravascular diagnostic catheters and related areas, except with the prior written consent of the Company. Any breach of this Section 1.4 will entitle the Company to terminate the Agreement in accordance with Sections 7.2(c)(ii) hereunder, without derogating from any other remedy that the Company may be entitled to in accordance with this Agreement and any applicable law.
2. Orders for Products
     2.1 Purchase Orders. The Distributor will, from time to time, submit written purchase orders to the Company for the Products. Each purchase order will, at a minimum, include: (a) identification of the Products ordered; (b) quantity, which, with respect to each purchase order, will not include less than the minimum of Products detailed in Exhibit D; (c) requested delivery date; and (d) shipping instructions and shipping address. The Distributor will submit purchase

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orders to the Company based on purchase orders the Distributor receives from the end user customers. Products will be shipped and delivered only after Distributor submits a purchase order to the Company.
     2.2 Acceptance of Orders. All purchase orders are subject to acceptance by the Company, and no order will be binding upon the Company until the same has been accepted in writing or by e-mail by the Company. Purchase orders for the Products must be received by the Company at least **** days prior to the delivery date requested. Each purchase order will be deemed to be an offer by the Distributor to purchase the Products pursuant to the terms of this Agreement and, when accepted by the Company, will give rise to a contract between the Distributor and the Company for the sale of the Products ordered and will be subject to and governed by the terms of this Agreement. The terms and conditions of this Agreement will govern and supersede any additional or contrary terms set forth in the Distributor’s purchase order or any Company or the Distributor acceptance, confirmation, invoice or other document unless duly signed by an officer of the Distributor and an officer of the Company and expressly stating and identifying which specific additional or contrary terms will supersede the terms and conditions of this Agreement. It is expressly understood that the obligation of the Company to sell any Product to the Distributor is subject to the availability of such Product. The Company reserves the right to allocate available supplies of the Products among its distributors and customers as it, in its sole discretion, determines to be appropriate. The Company will make reasonable efforts to fill each order that is accepted, but the Company will not be liable for damages caused by failure to ship or delay in shipment resulting from conditions beyond the control of the Company including, but not limited to, the inability of its suppliers to obtain materials and supplies or to produce sufficient components to meet Product sales demands.
     2.3 Forecasts. Upon execution of this Agreement, the Distributor will provide the Company with a written twelve (12) month forecast of its expected orders of Products in the Territory. Thereafter, on the 10th day of each month, the Distributor will furnish to the Company a written rolling twelve (12) month forecast of its expected orders of Products in the Territory. Each forecast provided to the Company will constitute a non-binding good faith estimate of expected orders for Products. Except for the Minimum Product Requirement (defined in Section 5.1 below), the Distributor will not be obligated to purchase, and the Company will not be obligated to deliver, any units of Products unless the Distributor has submitted, and the Company has accepted and consented, a written firm purchase order. In the event the Distributor places a purchase order less than **** days in advance of the requested delivery date for Products exceeding the applicable forecast, the Company shall make commercially reasonable efforts to promptly fill such purchase orders and shall schedule delivery into future periods and communicate such schedule to the Distributor.
     2.4 Shipment. All Products sold to the Distributor by the Company in accordance with an accepted purchase order will be shipped by the Company to the Distributor ExWorks (“ExWorks” as defined by Incoterms 2000) at the Company’s loading dock in Ben Gurion Airport, Lod, Israel (the “Shipping Point”). The Distributor assumes all risk of loss upon the Company’s delivery of the Products to the Distributor’s designated carrier at the Shipping Point, and the Company will have no further responsibility for the Products. The Distributor agrees to

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pay (or reimburse the Company if the Company shall be required to make such payment) all loading, freight, shipping, insurance, forwarding and handling charges, taxes, fees, storage, and all other charges applicable to the Products after they are delivered by the Company at the Shipping Point. Title to all goods will remain in the Company until payment for such goods has been fully received by the Company. The Company reserves all rights with respect to delivered Products permitted by law, including without limitation the rights of rescission, repossession, resale, and stoppage in transit, until the full amount due from the Distributor in respect of all delivered Products has been paid.
     2.5 Modification of Orders. No accepted purchase order will be modified or canceled except upon the written agreement of both parties. The Distributor’s purchase orders or mutually agreed change orders will be subject to all provisions of this Agreement, whether or not the purchase order or change order so states.
     2.6 Inspection and Acceptance. The Distributor will conduct any incoming inspection tests on the Products within ten (10) days of receipt by the Distributor. In the event of any shortage, damage or discrepancy in or to a shipment of Products, the Distributor, will within ten (10) days thereafter give notice thereof to the Company and will furnish such written evidence or other documentation as the Company may deem appropriate. If such evidence indicates, in the Company’s judgment, that such shortage, damage or discrepancy existed at the time of delivery of the Products to the carrier, the Company will promptly deliver additional or substitute Products to the Distributor. In addition, in such event, the Company will pay all loading, freight, shipping, insurance, forwarding and handling charges, taxes, fees, storage and other charges applicable to such additional or substitute Products. Any Products not rejected by the Distributor by written notice given to the Company within such (20) twenty-day period will be deemed to have been accepted by the Distributor. Following any such acceptance, the sole remedies of the Distributor with respect to damage to or defects in the Products will be those set forth in Section 8.1.
3. Prices and Payments
     3.1 Prices. The transfer price of all Products sold hereunder, ExWorks Shipping Point, will be the prices set forth on Exhibit C. Price changes will not apply to purchase orders received and accepted by the Company for delivery prior to the effective date of any price change.
     3.2 Payment Terms. The Company will invoice the Distributor upon shipment of Products. All invoices will be due and payable to the Company through wire transfer, in full within **** days from the date of the invoice. At any time during the term of this Agreement, the aggregate amount of all invoices due and payable to the Company will not exceed the amount set forth in Exhibit C attached hereto (the “Maximum Amount”). In the event any purchase order issued by the Distributor involves payments to the Company which, together with all other amounts due to the Company by Distributor will exceed the Maximum Amount, all such exceeding amounts will be paid to the Company by the Distributor in advance upon the delivery to the Company of such purchase order. Interest at the rate of **** % per month, or such lesser

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rate as is the maximum rate of interest permitted by law, will be charged on all overdue accounts. Notwithstanding the above, from and after an overdue invoice has not been paid in full within **** days of the **** days detailed hereinabove, all payments hereunder will be made by irrevocable letter of credit in form satisfactory to the Company advised through and/or confirmed by a bank designated by the Company. Such letter of credit must be opened or confirmed by such bank at least **** days prior to the requested delivery date of the Products covered; must permit partial payment; must provide for payment to the Company of the purchase price plus prepaid freight, costs and insurance, if any, upon presentation of shipping documents and the overdue invoice in accordance with the terms of such letter of credit; and must be payable immediately upon presentation of appropriate shipping documentation and the overdue invoice. In the event the Distributor fails to meet such terms of payment, in addition to and not by way of limitation of the Company’s other rights under this Agreement and at law, the Company reserves the right at any time to alter terms of payment so that future shipments will be made only on such basis as the Company determines will ensure payment for such shipments. All payments made under this Agreement will be made in U.S. dollars, free of any currency control or other restrictions.
     3.3 Taxes. The Distributor will be responsible for, and will pay or reimburse the Company for, all taxes, duties, import deposits, assessments and other governmental charges, however designated, based on the amounts payable hereunder, or on the Products, their import into the Territory or their sale or use, which are now or hereafter imposed under or by any governmental authority or agency. All payments to be made by the Distributor to the Company pursuant to this Agreement represent net amounts the Company is entitled to receive and will not be subject to any deductions for any reason whatsoever. In the event any of the payments to be made by the Distributor to the Company pursuant to this Agreement become subject to taxes, duties, assessments or fees of whatever kind levied in the Territory, said payments to the Company will be increased to such an extent as to allow the Company to receive the net amounts due under this Agreement.
     3.4 Resale Prices. The Distributor may resell the Products at such prices as it, in its sole discretion, determines. The Distributor will, provide the Company, in writing on a monthly basis, with the monthly average selling prices of the Products in the Territory.
4. General Obligations of Distributor.
     4.1 Marketing. The Distributor will act in a diligent manner to further the promotion, marketing, sale and other distribution of the Products in the Territory.
     4.2 Responsibilities. Without limiting the generality of Section 4.1, the Distributor will:
     (a) respond to any reasonable requests for market information requested by the Company and provide the Company written responses to such requests.
     (b) maintain an adequate sales force dedicated on a full-time basis necessary for the sale and support of the Products in the Territory.

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     (c) ensure that its sales personnel representing the Products receive complete training with respect to the promotion and use of the Products, as provided by the Company.
     (d) ensure that its sales personnel undertake regular visits to customers or potential customers in order to establish or maintain, as the case may be, a personal relationship with such customers and provide support and services for the end user customers of the Products in accordance with the Company’s services and support policies as amended from time to time.
     (e) participate actively in sales, marketing and servicing programs prepared by the Company and develop and implement sales programs for the promotion of the Products in a scope of not less than the scope set forth in Exhibit G.
     (f) attend and provide support for the Products at appropriate medical trade shows and congresses each year in the Territory, as agreed upon by the Company and the Distributor, in a scope of not less than the scope set forth in Exhibit G; the Distributor shall pay all related costs.
     (g) to the extent requested by the Company, provide personnel and logistical support for clinical studies of the Products and publication of clinical study results in medical journals.
     (h) support and promote active clinical use of the Products.
     (i) maintain an adequate and balanced inventory of the Products and related supplies and accessories so as to be able to promptly fill all orders from customers; the Distributor shall allow the Company to review actual inventory levels and suggest target levels of inventory upon request by the Company. The Distributor will sell such inventory on a FIFO basis.
     (j) provide monthly written inventory counts of the Product(s) to the Company no later than the 5th day following a calendar month ending date.
     (k) ensure at all times proper storage and handling procedures for the Products, taking all steps to avoid subjecting the Products to excessive heat, sunlight, humidity, dryness, insects or animals, or other damaging conditions and will comply with all the Company’s instructions with regard to the same, as provided to the Distributor by the Company from time to time.
     (l) promptly respond to all inquiries from customers, including complaints, process all orders, and effect all shipments of the Products; the Distributor shall provide the Company with written summaries of such inquiries and responses on a monthly basis.
     (m) shall be responsible as the first point of contact for technical support with the customer and/or end-users. The Distributor will provide a line of communications

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directly to the Company and the Authorized Representative named in Exhibit F in matters of vigilance and post-market surveillance (early warning) in accordance with any applicable law, rule or regulation, including the European Commission Guidelines On A Medical Devices Vigilance System. The Distributor will further provide this technical support on the usage of Products to the customers based on information supplied by the Company from time to time. Customer feedback, the occurrence of incidents, near-incidents and inquires from Competent Authorities (as defined below) will be reported by the Distributor within three (3) business days directly to the Company contacts named in Exhibit F, or within such earlier period enabling the Company to properly comply with any reporting obligations under any applicable law. The Distributor’s reporting should follow the European Commission Guidelines On A Medical Devices Vigilance System.
     (n) establish and maintain a complaint file of any information, including written and oral communications, received by the Distributor or any subdistributor and agent concerning customer feedback, the occurrence of incidents and near-incidents and allow the Company, any Authorized Representative appointed by the Company or any relevant national authority to inspect and review such complaint file.
     (o) establish and maintain traceability to the Product lot number and related supplies and accessories to the customers; in the matter of vigilance, the Distributor shall provide the traceability of the particular units requested by the Company within a reasonable time, not to exceed five (5) days.
     (p) diligently investigate and pursue all leads with respect to potential customers referred to it by the Company and, upon request of the Company, report the status of such leads and inquiries.
     (q) provide the Company contemporaneously with the execution of this Agreement with a comprehensive marketing plan, developed in conjunction with the Company’s marketing department, in the form and detail reasonably requested by the Company, and update such marketing plan with respect to each forthcoming calendar year (divided into 12 monthly periods) prior to the end of the then-current year or at such intervals as the Company may otherwise require. The Company hereby acknowledges that the marketing plan provided by the Distributor upon execution of this Agreement is in a form and detail that is acceptable for purposes of this Section 4.2(n).
     (r) provide the Company within ten (10) days of the end of each quarter a detailed written report of the Distributor’s sales and marketing activities, of all installed base (i.e. hospitals or other medical centers in which the Company’s Console Product (as defined in Exhibit A herein) is installed or based, and of all sales of the Products during such quarter, including quantity of Products sold by product and model, by end customer, including address, and the average sale price for each of the Products for such quarter.
     (s) transmit promptly to the Company all inquiries and orders received by the Distributor from customers located outside the Territory.

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     (t) provide its customers with all necessary and appropriate training and support regarding the use of the Products and maintain reasonably detailed records of such training.
     (u) within fourteen (14) days of the request by the Company, provide the Company with quarterly financial statements and any financial information with regard to any limitations, confines or restrictions on the Distributors bank accounts or banking credit facilities.
     (v) permit the Company, any Authorized Representative appointed by the Company and any relevant national authority, upon reasonable notice, to visit and observe the Distributor’s places of business and those of the Distributor’s subdistributors and accompany the Distributor or any subdistributor or agent permitted to be appointed by the Company pursuant to Section 1.3 during sales calls or training sessions with customers.
     (w) not, in any way, alter the Products or remove, cover, change, alter or add to the labels attached to the Products by the Company, except with the Company’s prior written approval.
     For the avoidance of doubt and unless otherwise explicitly provided herein, the Distributor will not be entitled to any compensation for the performance of the above obligations.
     4.3 Support of Products. The Distributor will provide such after-sales services which the Company will from time to time specify that the Distributor perform for customers within the Territory and will at all times maintain a sufficient staff of resident personnel fully trained and qualified to perform such support services.
     4.4 Purchase of Demonstration Products. In consultation with the Company and based on the limitations detailed herein, the Distributor will deliver a purchase order to the Company for the receipt of Products for demonstration purposes only. Such Products for demonstration purposes will not be used for resale and will be comprised of non functional Catheters (as such term is defined in Exhibit A hereto) at the quantities set forth on Exhibit C (as amended by the parties upon the inclusion of additional products in this Agreement) and shall be free of charge. Notwithstanding the above, any delivery of Products for demonstration purposes will be subject to the availability of such non-functional Products by the Company, taking into account, among others, the Company’s obligations to provide such non-functional Products to other distributors.
     4.5 Product Manager and Training. The Distributor shall maintain a product manager designated to the Products. The Distributor will, at least three times per year during the term of this Agreement, send all sales representatives and any other person (including any subdistributors or agents permitted to be appointed by the Company pursuant to Section 1.3) who will promote, market, sell or otherwise distribute the Products in the Territory to a place in the Territory for sales and support services training concerning the Products at Distributor’s expense. In the event improvements to the Products or additional Company products are added to this

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Agreement and included within the definition of “Product” from time to time pursuant to Section 1.1, the Company will, in its sole discretion, provide similar training. All employees or other individuals sent by the Distributor to the Company’s headquarters or such other site for sales and support services training concerning the Products should be able to speak, read and write English and must have a solid understanding of cardiac medical devices. The Distributor may, however, send a translator to assist such employees or other individuals sent by the Distributor in the training process, including assisting such persons in understanding the examinations required below. The Distributor will be responsible for all travel (including travel to and from Israel), hotel and subsistence expenses incurred by its employees and other individuals receiving training hereunder (and the translator). The Company will not be liable for any injury or property damage suffered by the Distributor’s employees or other individuals receiving training hereunder (or the translator). The Company will have the right to discontinue training pursuant to this Agreement and withhold certification without further liability to the Distributor, as to any employee of the Distributor or other individual who is unable to pass required written, oral and/or practical examinations by the Company.
     4.6 User Manuals and Marketing Materials. The Distributor shall be responsible for the preparation of sales literature, advertising materials, user documentation, user manuals, sales and marketing materials for the training, marketing and sale of the Products (collectively, “Materials”) for use in the Territory, including the translation, adaptation and/or modification of the Company’s Materials, as deemed appropriate by the Distributor, to reflect the culture or business practices and languages of the Territory and in accordance with the Company’s policy with regard to the Materials, in the Company’s sole and absolute discretion. The Distributor will prepare all Materials in compliance with all applicable laws and shall submit any newly created Materials to the Company for its prior written approval before using or distributing such Materials. A final copy of all translated Materials, together with a certification that the translation accurately reflects the contents of the original English language version, shall be forwarded to the Company for its records.
     4.7 Misrepresentations. The Distributor will not make any false statements, representations, warranties or advertisements regarding any of the Products which exceeds in scope or is different in meaning from the statements made by the Company in its own literature or specifications or approved indications for use or regarding the Company in promoting sales of the Products, and the Distributor will hold the Company harmless from and indemnify it against any liability which may arise out of, or result from, any such false representation.
     4.8 Records, Recall and Audit. The Distributor will maintain complete and accurate written records of all Products sold by the Distributor and any subdistributors or agents permitted by the Company to be appointed pursuant to Section 1.3 and will maintain and provide such other records and reports as the Company may reasonably request. The Distributor will notify the Company immediately and confirm such notice in writing if the Distributor obtains information indicating that any of the Company’s Products may have to be recalled, either by virtue of applicable law or good business judgment. In the event of a recall of any of the Products, the Distributor will cooperate fully with the Company in effecting such recall, including without limitation, immediately contacting any purchasers that the Company desires to be contacted and

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promptly communicating to such purchasers the information or instructions the Company desires to be transmitted. The Distributor agrees to comply with any and all traceability programs in effect at any time as initiated by the Company. The Distributor will permit the Company, any of the Company’s Authorized Representatives and any relevant national authority to examine, inspect and audit such records and make transcripts of any records required as part of a traceability program at reasonable times during business hours. The Company shall have the right to hire an independent certified public accountant to inspect all such records so required to be kept by the Distributor (which accountant shall agree in writing to keep all information confidential except as needed to disclose to the Company any discovered discrepancies); provided, such audit: (i) is conducted during normal business hours, (ii) is conducted no more often than once per year (unless a discrepancy is discovered), and (iii) is conducted only after the Company has given the Distributor five (5) days prior written notice. The Company shall bear the full cost and expense of such audit, unless a discrepancy is discovered, in which event the Distributor shall bear the full cost and expense of such audit. Regardless of the amount of discrepancy discovered, all discrepancies (and interest thereon) shall be immediately due and payable.
     4.9 Import Approvals. The Distributor will be responsible for obtaining any required licenses and permits and for satisfying all formalities as may be required to import the Products by the Distributor into the Territory in accordance with then prevailing legislation. Each party will cooperate fully with the other and provide all reasonable assistance to the other in connection with obtaining any licenses or approvals contemplated by this section.
     4.10 Regulatory Compliance and Licenses. The Distributor agrees, at all times during the term of this Agreement to fully and accurately comply with all applicable laws, regulations, rules, standards, regulatory regulations and other instructions in the Territory applicable to the Distributor’s purchase, storage, record keeping, promotion and resale of the Products. The Distributor will obtain all required licenses, permits, authorizations, filings and registrations that may be required by any governmental agency or law relating to the sale of the Products in the Territory (collectively, the “Licenses”) at Distributor’s expense, excluding the CE Mark required for the distribution of the Products in the European Community, or certify to the Company that such Licenses are not required; all such required Licenses will be in the name of the Company, except where prohibited by applicable law or regulation. In the event that such Licenses are not permitted under applicable law to be made in the name of the Company, the Distributor will cause such Licenses to be issued jointly in the name of the Company and the Distributor. In the event that such Licenses are not permitted under applicable law to be made in the name of the Company or jointly in the name of the Company and the Distributor, the Distributor will cause such Licenses to be issued in the name of the Distributor. In any situation in which any Licenses are not solely in the name of the Company, the Distributor will and hereby does, to the extent permitted by applicable law, assign all rights and privileges in connection therewith to the Company or its designee as soon as is reasonably practicable but no later than sixty (60) days after termination or expiration of this Agreement. Any documents submitted or filed in order to obtain such Licenses shall be subject to the Company’s written approval prior to their submission or filing. Distributor shall provide the Company with full copies of any correspondence and any other documents exchanged regarding said Licenses within 2 (two) business days of their receipt.

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Alternatively, the Company may choose, in its sole discretion, to obtain any or all of the required Licenses and in such event, the Distributor shall cooperate with the Company to obtain such Licenses.
5. Minimum Product Requirements of Distributor
     5.1 Minimum Product Requirements. The Distributor agrees to purchase from the Company, at least the minimum quantities of Products in accordance with attached Exhibit D (the “Minimum Product Requirement”), as amended from time to time by mutual written agreement of the parties hereto. In the event the Distributor does not meet the Minimum Product Requirement for any quarter it must exceed the Minimum Product Requirement for the quarter immediately following such quarter by the number it needed to meet the Minimum Product Requirement for the previous quarter. If Distributor fails to meet the Minimum Product Requirement plus the number it needed to make up for a previous quarter’s shortfall, the Distributor shall have failed to meet its obligations under this Section and the Company shall be entitled to terminate this agreement in accordance with the provisions of Section 5.2 hereunder. Notwithstanding the aforesaid, it is hereby agreed that in the event a Change of Control (as such term is defined in Section 7.3 below) occurs in the Company within 6 (six) months following the termination of the Agreement in accordance with the provisions of Section 5.2 below, the Distributor shall be entitled to the liquidated damages detailed in Section 7.3 below.
     5.2 Special Right to Terminate or Convert Agreement. The Distributor understands and agrees that the establishment and achievement of the Minimum Product Requirement pursuant to Section 5.1 is the essence of this Agreement and that any failure by the Distributor to satisfy its obligations under Section 5.1 will entitle the Company to terminate this Agreement upon ninety (90) days’ written notice pursuant to Section 7.2, or, alternatively, the Company will be entitled, in its sole discretion, to convert this Agreement into an entirely non-exclusive distributor agreement.
6. General Rights and Obligations of the Company
     6.1 Marketing and Support. The Company will provide training for the Distributor’s sales personnel representing the Products with respect to the promotion and use of the Products, in the scope detailed in Exhibit G and refer to the Distributor for follow-up customer inquiries and orders received by the Company from prospective customers located in the Territory.
     6.2 Sales Materials and User Documentation. The Company will provide the Distributor with a copy of any Materials developed by the Company for the Products in English. The Distributor will not use any other sales Materials, except those prepared in accordance with Section 4.6 above. All expenses incurred by the Distributor with respect to creating sales and Materials and advertising and promoting the Products will be borne by the Distributor. The Distributor will provide the Company with a reasonable quantity of Materials prepared by the Distributor.
     6.3 Product Changes. The Company reserves the right, in its sole discretion and without incurring any liability to the Distributor, to:

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     (a) alter the specification for any Product or component thereof;
     (b) discontinue the manufacture of any Product or component thereof;
     (c) discontinue the development of any improvement to a Product or new product, whether or not such improvement or product has been announced publicly; or
     (d) commence the manufacture and sale of improvements to Products or new products having features which make any Product wholly or partially obsolete, whether or not the Distributor is granted any distribution rights in respect of such improvement or new products pursuant to Section 1.1.
     Notwithstanding the above, the Company will use reasonable efforts to provide the Distributor with prompt written notice of such decisions and will fill all accepted purchase orders from the Distributor for any such altered or discontinued Products of which manufacturing and commercial deliveries have commenced.
     6.4 Export Approvals. The Company will use reasonable efforts to obtain any required export licenses and other authorizations and permits from Israel or other applicable governments for the sale of the Products to the Distributor.
7. Term and Termination
     7.1 Term. This Agreement will take effect as of the date first above written and, unless terminated earlier pursuant to Section 7.2, will continue in force until three (3) years after the date that the first CE Mark approval has been obtained for any of the Products (the “CE Approval”), at which time this Agreement will automatically expire and terminate unless the parties mutually agree otherwise in writing. It is hereby agreed that in the event that during the term of the Agreement the Company does not obtain **** for its **** until ****, then, the Distributor shall be entitled to a **** compensation for each month such approval is delayed, for a maximum period of **** months starting from ****. Payment of such compensation, if and to the extent paid by the Company, shall be made at the end of each calendar month after the month for which such compensation is being made. It is hereby agreed that the compensation detailed herein shall be the sole and exclusive remedy available for Distributor in any delay or failure by the Company to obtain the ****.
     7.2 Termination. Notwithstanding the provisions of Section 7.1, this Agreement may be terminated in accordance with any of the following provisions:
     (a) The parties may mutually agree in writing to terminate this Agreement at any time and for any reason.
     (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure (as defined below) continue for more than six (6) months.
     (c) The Company may terminate this Agreement immediately in the event of any of the following:
     (i) the death, incapacity or discontinuation of an active relationship with the Distributor for any reason of the individuals named on Exhibit E attached hereto.

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     (ii) “Cause,” which includes, without limitation, (a) fraud, misappropriation of property, deliberate injury or attempted injury, by the Distributor or any employees or agents of the Distributor and in each case related to the Company; (b) any criminal activity by the Distributor or any employees or agents of the Distributor; (c) the Distributor selling any Products, directly or indirectly, to customers located outside the Territory; (d) violation by the Distributor of the covenant not-to-compete set forth in Section 1.4 or its confidentiality undertakings under this Agreement; (e) payment or non-payment by the Distributor of any invoice more than thirty (30) days later than the applicable due date of the invoice pursuant to Section 3.2; or (f) the breach by the Distributor of any other provision of this Agreement and the failure of the Distributor to cure such breach within thirty (30) calendar days after receipt of written notice from the Company requesting such breach to be cured.
     (iii) any material change in the general management, ownership, or control of the Distributor, including any sale, transfer, or relinquishment by the Distributor, or by an individual named in Exhibit E attached hereto, of any substantial interest in the ownership of the business carried on by the Distributor under this Agreement, unless such change is approved in advance and in writing by the Company;
     (iv) the Distributor makes an assignment for the benefit of creditors; the institution of voluntary or involuntary proceedings by or against the Distributor under bankruptcy or insolvency laws; any general suspension by the Distributor of payments to creditors; the Distributor files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, or goes into liquidation or receivership; or any similar actions by or against the Distributor in respect of bankruptcy, insolvency or actions taken by creditors generally.
     (d) The Company may terminate this Agreement upon ninety (90) days’ prior written notice if the Distributor fails to meet the Minimum Product Requirement detailed in Section 5.1; and the Company elects to terminate this Agreement instead of converting this Agreement into a non-exclusive arrangement pursuant to Section 5.2.
     (e) The Company may terminate this Agreement pursuant to Sections 7.3 or 7.4.
     (f) The Company may terminate this Agreement in the event that all Licenses have not been obtained pursuant to Section 4.10 within one year from the date first above written.
     7.3 Change of Control of the Company. Notwithstanding the provisions of Section 7.1, the Company may terminate this Agreement upon ninety (90) days’ written notice in the event of any material change in the control of the Company, including any sale or transfer of the business to which this Agreement relates, the sale of all or substantially all of the assets of the Company, a merger of the Company into another entity in which the Company does not survive and the acquisition by another person or group of persons acting together of at least fifty percent

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(50%) of the outstanding voting capital stock of the Company (a “Change of Control”). The Company and the Distributor agree that it would be impracticable or extremely difficult to fix the actual damages resulting from a termination of this Agreement by the Company in the event of a Change of Control of the Company under Section 7.2(e) and this Section 7.3. Therefore, the Company and the Distributor agree that if the Company terminates this Agreement during the term of this Agreement pursuant to Section 7.2(e) and this Section 7.3, the Company will pay the Distributor as liquidated damages, and not as a penalty, an amount equal to the greater of: ****; such damages to be payable in 3 equal monthly installments following the date of termination. The parties agree that the foregoing liquidated damages represent a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from such termination of this Agreement by the Company pursuant to Sections 7.2(e) and this Section 7.3. The Distributor’s sole remedy in the event of such termination of this Agreement by the Company will be the liquidated damages provided for in this Section 7.3.
     7.4 Termination by the Company; Partial Termination.
     (a) In the event the Company terminates this Agreement during the term of this Agreement for reasons other than those described in Section 7.2, the Company will pay the Distributor as liquidated damages, and not as a penalty, an amount equal to the greater of: ****; such damages to be payable in 3 equal monthly installments following the date of termination.
     (b) In the event the Company has the right pursuant to the provisions of Section 7.2 to terminate this Agreement in its entirety, the Company may elect to terminate this Agreement solely as it applies to any specific Product by providing the Distributor with written notice in accordance with the relevant Section referred to above; provided, that nothing in this Section 7.4(b) will be construed as creating a precondition to or otherwise precluding the Company from terminating this Agreement in its entirety in accordance with the terms of Section 7.2.
     7.5 Rights and Obligations on Termination. In the event of the expiration or termination of this Agreement for any reason, the parties will have the following rights and obligations:
     (a) Termination of this Agreement will not release either party from the obligation to make payment of all amounts then or thereafter due and payable.
     (b) If and to the extent applicable, the Company will have the right, at its option, to repurchase from the Distributor all or any part of the Distributor’s inventory of Products in good repair and which are in good re-sellable condition in the Distributor’s possession, as of the termination date at the Company’s invoiced price (exclusive of any shipping or packaging charges or taxes) to the Distributor for such Products. The Company may exercise its option under this Section 7.5(b) by notifying the Distributor in writing no later than thirty (30) days after the effective termination date. The Company may deduct any amounts owed to it by the Distributor, whether for payment of Products or otherwise, from the amount due the Distributor for the repurchase by the Company of the Products. The Distributor will be permitted to resell any such inventory of Products that the Company does not repurchase from the Distributor for a period of 3 months following the termination of the Agreement.

PORTIONS OF THIS EXHIBIT IDENTIFIED BY “****” HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 406 TO REGULATION C OF THE SECURITIES ACT OF 1933, AS AMENDED.
     (c) The Distributor’s and The Company’s obligations pursuant to Sections 1.3, 1.4, 4.8, 4.10, 7.5, 7.6, 7.7, 10.3 and Articles 8, 9, 11, 12, 13, 14 and 15 will survive termination of this Agreement until the obligations set forth in the applicable section are fully satisfied and the statute of limitations has expired with respect to such obligations.
     (d) Within thirty (30) days of the date of termination, the Distributor will furnish to the Company a list of all the Distributor’s active sales leads, current customers and the place of destination of all Products sold or distributed in the immediately preceding twelve (12) months and all Products whose shelf-life has not yet expired.
     (e) Upon termination, the Distributor will discontinue the use of any and all advertising and promotional activities, and will immediately return, at the Company’s expense, any equipment, product literature, training materials or other items provided by the Company; provided, however, that with respect to any Products subject to Section 7.5(b) above, if and to the extent applicable, the Distributor will not be under any obligation to return such Products unless and until the Company has given the Distributor notice of the Company’s intention to exercise its option under Section 7.5(b) and has paid for such Products.
     (f) For the avoidance of doubt, after the termination or expiration of this Agreement for any reason whatsoever, the Company shall be free to directly or indirectly contact and engage in business with any and all of the Distributor’s customers with respect to the Product and the Distributor shall not be entitled to any compensation from the Company with respect to the aforesaid.
     7.6 Right to Terminate. It is expressly understood and agreed that the rights of the Company and the Distributor to terminate this Agreement pursuant to Section 7.2 are absolute, and that the parties have considered the possibility of such termination and the possibility of loss and damage resulting therefrom in making expenditures related to the performance of this Agreement. Except as set forth in Sections 7.3 and 7.4, it is the express intent and agreement of the parties that neither will be liable to the other for damages or any other compensation by reason of the termination of this Agreement in accordance with Section 7.1 above.
     7.7 Termination of Subdistributors and Agents. Any and all agreements between the Company and any of the Distributor’s subdistributors and/or agents permitted in accordance with Section 1.3 above, if and to the extent applicable, will be automatically and immediately terminated upon the termination of this Agreement for any reason whatsoever, and without any additional notice or action required to be taken by the Company with regard to such termination. The Distributor will have sole responsibility for termination of any subdistributor or agent, including any costs or expenses associated therewith, and will indemnify and hold the Company harmless from and against any claim, loss, damage or expense (including attorneys’ fees) suffered or incurred by the Company relating to the termination of any subdistributor or agent appointed by the Distributor.

PORTIONS OF THIS EXHIBIT IDENTIFIED BY “****” HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 406 TO REGULATION C OF THE SECURITIES ACT OF 1933, AS AMENDED.
8. Warranty and Liability
     8.1 Warranty. The Company warrants to the Distributor that the Products will, when delivered to the Distributor, be free from defects in materials and workmanship under normal use and service for a period of **** months from the date of delivery to the Distributor and through the period of the Company’s published shelf-life for the Products. The Company will in its reasonable discretion: (a) give the Distributor a full refund of the purchase price of any Product that it reasonably determines was defective at the time of shipment to the Distributor or that is the subject of any breach of any warranty by the Company, or (b) replace or repair, in its reasonable discretion, any Product that it reasonably determines was defective at the time of shipment to the Distributor or that is the subject of any breach of any warranty by the Company, provided such Product is returned at the Company’s expense to the Company within the warranty periods set forth above; provided, however, that the Company will have no obligation under this warranty to make repairs or replacements necessitated in whole or in part by accidents, fault or negligence of the Distributor or user. Prior to returning any Product alleged to be defective, the Distributor will notify the Company in writing of the claimed defect and will include the model and lot/serial number of such Product, as well as the number and date of the invoice therefor. No Product may be returned without first obtaining a returned goods authorization from the Company.
     8.2 Warranty to Customers. The Distributor will provide each of its customers that purchases a Product a warranty identical in all material respects to that provided by the Company to the Distributor pursuant to Section 8.1. The Distributor will provide each of its customers with documentation provided by the Company, informing each customer that except for a breach of the specific warranties contained in Section 8.1, the Company shall not be liable for any loss or damage nor be subject to any other remedy. The Distributor will make no other warranties, guarantees or representations, whether written or oral, regarding the Products, whether on its own behalf or on behalf of the Company. Notwithstanding the foregoing, the Distributor will have the right to translate the warranty into another language; provided, however, that the Company will have the right to review and approve such translation prior to its distribution to customers. The Distributor shall include in each of its agreements with its end user customers and/or any agreement with subdistributors and/ or agents permitted by the Company in accordance with Section 1.3 above, provisions incorporating the terms hereof and confirming the customers’ and/or subdistributors’ and/or agents’ acknowledgement of and agreement to the same.
     8.3 Limited Warranty. THE WARRANTIES SET FORTH IN SECTION 8.1 ARE INTENDED SOLELY FOR THE BENEFIT OF THE DISTRIBUTOR. ALL CLAIMS HEREUNDER WILL BE MADE BY THE DISTRIBUTOR AND MAY NOT BE MADE BY THE DISTRIBUTOR’S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AND ANY OTHER REPRESENTATIONS, TERMS, OR CONDITIONS, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY THE COMPANY TO THE FULLEST EXTENT PERMISSIBLE BY LAW, INCLUDING WITHOUT LIMITATION ANY WARRANT FOR MODIFICATIONS TO THE PRODUCTS MADE BY ANYONE OTHER THAN THE COMPANY (OR ON ITS BEHALF) AND NOT APPROVED BY THE COMPANY IN ADVANCE AND IN WRITING, ANY OTHER ACT OR OMISSION OF ANYONE OTHER THAN THE COMPANY.

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     8.4 Delay. THE COMPANY WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING THE PRODUCTS OR ANY OTHER PERFORMANCE UNDER THIS AGREEMENT.
     8.5 Sole Remedies. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR THE COMPANY’S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND ALL OTHER PERFORMANCE BY THE COMPANY UNDER THIS AGREEMENT WILL BE LIMITED TO THE REMEDIES PROVIDED IN THIS SECTION 8 AND IN SECTION 9.
     8.6 Limitation of Liability. THE COMPANY’S LIABILITY TO THE DISTRIBUTOR IN CONNECTION, DIRECTLY OR INDIRECTLY, WITH THIS AGREEMENT, SHALL NOT EXCEED IN ANY MANNER WHATSOEVER THE AMOUNT ACTUALLY PAID BY THE DISTRIBUTOR TO THE COMPANY IN THE PRECEDING TWELVE (12) MONTHS.
     8.7 Consequential Damages. IN NO EVENT WILL THE COMPANY’S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.
     8.8 Product Liability. Company will have a Product Liability Insurance that covers the Territory and on which TOP Medical will be named as Distributor for Belgium, The Netherlands and Luxembourg.
9. Patents and Intellectual Property Rights
     9.1 Intellectual Property Rights. Distributor agrees that all the rights with respect to the Products and Materials, including, without limitation, all apatents, trademarks, copyrights, services marks, trade names, technology, know how, moral rights and trade secrets, all applications for any of the foregoing, permits, grants and licenses or other rights relating to the Products and any improvement, modification, adaptation, innovation, derivation or development made to any of the Products, including at the request of the Distributor or based on the Distributor’s ideas of proposals (“Improvements”) (collectively, “Intellectual Property Rights”) are and shall remain at all times the sole property of the Company. This Agreement shall not, under any circumstance, be construed to constitute a grant to the Distributor of any Intellectual Property Rights belonging to the Company, except as expressly provided herein. The Distributor hereby irrevocable assigns (and shall procure that any subdistributor, if and to the extent applicable or any employee shall assign) to the Company all right, title and interest it (or they) have in and to any Improvements and agrees to take all action and to execute all required documents to affect the same.

PORTIONS OF THIS EXHIBIT IDENTIFIED BY “****” HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 406 TO REGULATION C OF THE SECURITIES ACT OF 1933, AS AMENDED.
     9.2 Defense of Claims. The Company will, at its own expense, defend any suit instituted against the Distributor which is based on an allegation that any Product constitutes an infringement third party intellectual property rights. The Company will have control of the defense of any such action, including any appeals and negotiations for the settlement or compromise thereof and will have full authority to enter into a binding settlement or compromise. The Company will indemnify the Distributor against any award of damages and costs made against the Distributor as a result of any such action.
     9.3 Limitation of Liability. The Company will have no liability of any kind to the Distributor under Section 9.2 or based upon any other claim the Distributor may have to the extent any such claim is based upon or arises out of (a) the use of any Product in combination with an apparatus or device not manufactured, supplied or approved in advance and in writing by The Company, (b) the use of any Product in a manner for which it was not designed or intended to be used, (c) any modification of any Product by the Distributor or any third party which causes it to become infringing, or (d) the use of any Product not in full compliance with the Company instructions enclosed therewith.
     9.4 Replacement Product. In order to avoid or limit any liability for infringement, the Company may, at any time and irrespective of whether it will be obligated to do so by order of any court, at its own expense and option, replace any Product with a non-infringing item providing substantially the same performance.
     9.5 Infringement. The Distributor will promptly notify the Company as soon as it becomes aware of any infringement or alleged infringement of any Intellectual Property Rights of the Company. The Company reserves the right in its sole discretion to institute any proceedings against such third-party infringers, and the Distributor will refrain from doing so. The Distributor agrees to cooperate fully with the Company in any action taken by the Company against such third parties, provided that all expenses of such action will be borne by the Company and all damages which may be awarded or agreed upon in settlement of such action will accrue to the Company.
10. Trademarks
     10.1 License. The Company hereby grants to the Distributor a non-exclusive, non-transferable, and royalty-free right and license to use the Company’s trademarks, trade names and logotypes in connection with the sale, distribution, promotion and advertising of the Products in the Territory as long as such trademarks are used by the Distributor in accordance with the Company’s standards, specifications and instructions, but in no event beyond the term of this Agreement. The Distributor will not acquire any right, title or interest under the laws of any nation in such trademarks, trade names or logotypes of the Company other than the foregoing limited license and will not attempt to assert or register any such right, title or interest. The Distributor will not use any of the Company’s trademarks, trade names or logotypes as part of the Distributor’s corporate or trade names or permit any third party to do so without the prior written consent of the Company.
     10.2 Infringement. The Distributor will promptly notify the Company of any use by any third party of the Company’s trademarks, trade names or logotypes or any use by such third

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parties of similar marks which may constitute an infringement or passing off of the Company’s trademarks, trade names or logotypes. The Company reserves the right in its sole discretion to institute any proceedings against such third-party infringers, and the Distributor will refrain from doing so. The Distributor agrees to cooperate fully with the Company in any action taken by the Company against such third parties, provided that all expenses of such action will be borne by the Company and all damages which may be awarded or agreed upon in settlement of such action will accrue to the Company.
     10.3 Termination of Use. The Distributor acknowledges the Company’s proprietary rights in and to the Company’s trademarks, trade names and logotypes, and the Distributor hereby waives all rights to any trademarks, trade names and logotypes now or hereafter originated by The Company. The Distributor will not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of the Company’s trademarks. Upon termination of this Agreement, the Distributor will immediately cease using the Company’s trademarks, trade names and logotypes in any manner.
11. Confidentiality
     Simultaneously with the execution of this Agreement, the parties shall enter into a Non Disclosure Agreement in the form attached hereto as Exhibit H.
12. Representations, Warranties and Indemnities
     12.1 Mutual Representations and Warranties. Each of the parties represents and warrants to the other that (a) it has the right, power and authority to enter into this Agreement and perform its obligations hereunder, and has taken all requisite organizational action to approve and authorize its execution and delivery hereof, (b) this Agreement is valid and binding on it and enforceable against it in accordance with the terms hereof, and (c) neither the execution nor the performance of this Agreement will constitute a breach or violation of the terms of its charter, incorporation or organizational documents or any contract, agreement or other commitment to which it is a party or by which it or any of its properties are bound.
     12.2 Distributor Representation and Warranties. In addition to the aforesaid, the Distributor represents and warrants to the Company that it has the required knowledge, experience, expertise and financial capacity to fulfill its obligations hereunder, that it has previous experience and knowldge regarding products similar to the Products and the applicable market in the Territory, that it has gathered for itself and received and reviewed all the information deemed required by it and that it is entering into this Agreement based on its independent analysis and after evaluation for itself the merits hereof.
     12.3 Indemnification by The Company. Subject to Sections 8.3, 8.4 8.5 and 8.6 above, the Company agrees to indemnify, defend and hold harmless the Distributor and its subsidiaries, directors, shareholders, officers and employees from and against any amounts paid to third parties for claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) of any nature (“Indemnifiable Losses”) resulting from or arising out of (a) any breach of any representation, warranty, covenant or agreement on the part of the Company under

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this Agreement, (b) the negligence, intentional or criminal act of the Company, its directors, officers, employees and agents, or (c) personal injury, product liability or warranty claims of third parties related to any of the Products, provided however, that the Distributor shall immediately notify the Company in writing as soon as it becomes aware of such claim and allow the Company to defend such claim; provided, further, that in no event will the Company be liable for the damages referenced in Section 8.7 or matters for which the Distributor is responsible under Section 12.4 below.
     12.4 Indemnification by the Distributor. The Distributor agrees to indemnify, defend and hold harmless the Company and its subsidiaries, directors, officers and employees from and against any amounts paid to third parties for Indemnifiable Losses resulting from or arising out of (a) any breach of any representation, warranty, covenant or agreement on the part of the Distributor under this Agreement, (b) the negligence, intentional or criminal act of the Distributor, its directors, officers, employees and agents, (c) product claims, whether written or oral, made or alleged to be made, by the Distributor in its advertising, publicity, promotion, or sale of any Products where such product claims were not agreed to by the Company, or (d) negligent handling by the Distributor of the Products or changes, additions or modifications to the Products by the Distributor; provided, however, that in no event will the Distributor be liable for matters for which the Company is responsible under Section 12.3 above.
13. Jurisdiction
     13.1 Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, which is not resolved between the parties themselves, will be submitted to the competent courts of Tel Aviv, Israel.
     13.2 Governing Law. This Agreement will be governed by, and interpreted and construed in accordance with, the laws of the State of Israel.
14. Force Majeure
     14.1 Definition. Force Majeure will mean any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following will constitute events or conditions of Force Majeure: riots, civil or military disturbances, war, strikes, lockouts, labor slowdowns or stoppages, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion. It is agreed that any event or condition caused by the unstable political situation in Israel can not be used as reason for the termination of this Agreement.
     14.2 Notice. If a Force Majeure event occurs, a party affected by an event of Force Majeure will promptly notify the other party of such event. Such notice will include a description of the nature of the event of Force Majeure, its cause and possible consequences.

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     14.3 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder, except for the obligation to pay any amounts due and owing hereunder, to the extent that such suspension is commercially reasonable.
15. Miscellaneous
     15.1 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party will be acting as an independent contractor. This Agreement will not be construed in any way to deem the Distributor an agent or franchisee of the Company for any purpose whatsoever. The parties acknowledge that their relationship under this Agreement is that of supplier and distributor and not that of principal and agent or of franchisor and franchisee. The Distributor acknowledges that it has paid no fee or other consideration for any right under this Agreement. It is the express intent of the parties, pursuant to their right to freedom of contract, that this Agreement will govern the obligations of each to the other and the right of each resulting from such relationship and that no state or foreign franchise law or any other law purporting to alter the relationship between the Company and the Distributor, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement. The rights and obligations of the parties in the event of termination of this Agreement have been separately bargained for and are intended by both parties to be in lieu of any rights or obligations arising under any state or foreign franchise law, or any other law purporting to alter the relationship between the parties. The time within which the Distributor may bring an action for breach of this Agreement will be one hundred eighty (180) days from the date of such breach. No action may be commenced after that one hundred eighty (180) day period.
     15.2 Assignment. Neither party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party, except that the Company may assign this Agreement to any successor in interest of all or substantially all of the business of the Company, whether by merger, acquisition, operation of law, assignment, purchase or otherwise, or to any of its subsidiaries and/or affiliates. Any prohibited assignment will be null and void. All terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the parties.
     15.3 Publicity. This Agreement is confidential and no party will issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other party’s prior written approval, which approval will not be unreasonably withheld. However, approval of such disclosure will be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements, including without limitation, any reporting obligations by any governmental securities authority.

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     15.4 Notices. Notice permitted or required to be given under this Agreement will be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given will be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, will be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the seventh business day following the date such notice was deposited in the mail; or (c) on the third business day such notice was delivered to a commercial air delivery service. Notices will be given as follows:

If to the Distributor:	TOP Medical B.V.
Stationstraat 30
6361 BH Nuth
The Netherlands
Attn: Managing Director
Fax: +31 45 5244613

If to the Company:	TopSpin Medical (Israel) Ltd.
2 Yodfat Street
Lod 71921
Israel
Attn: Chief Executive Officer
Fax: +972-8-9259003
     15.5 Entire Agreement. This Agreement, including the exhibits attached hereto and incorporated as an integral part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this agreement. The Distributor acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.
     15.6 Amendment. This Agreement will not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the parties hereto, except as expressly provided in this Agreement.
     15.7 Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms will be deemed stricken from this Agreement, but such invalidity or unenforceability will not invalidate any of the other terms of this Agreement and this Agreement will continue in force, unless the invalidity or unenforceability of any such provisions of this Agreement substantially violates, comprises an integral part of or is otherwise inseparable from the remainder of this Agreement.
     15.8 Counterparts. This Agreement will be executed in two or more counterparts in the English language, and each such counterpart will be deemed an original hereof. In case of any

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conflict between the English version and any translated version of this Agreement, the English version will govern.
     15.9 Waiver. No failure by either party to take any action or assert any right hereunder will be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.
     15.10 No Third Party Beneficiaries. This Agreement shall be binding upon and, except as specifically provided herein, shall inure solely to the benefit of the parties hereto and their respective successors and assigns.

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     The parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the day and year first above written.

TOPSPIN MEDICAL (ISRAEL) LTD.		TOP MEDICAL B. V.

By:	/s/ Erez Golan /s/ Eyal Kolka	By:	/s/ Jan-Willem Hendriks

Name:	Erez Golan & Eyal Kolka	Name:	Jan-Willem Hendriks

Title:	CEO & CFO	Title:	Managing Director

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EXHIBIT A
Product:
Intravascular Catheter for the Coronary Arteries (“Catheter”)
Intravascular MRI Console (“Console”)
Field:
Intravascular MRI Catheter for the Coronary Arteries

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EXHIBIT B
TERRITORY
The Territory:
Benelux (Belgium, The Netherlands and Luxembourg)

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EXHIBIT C
CONSIDERATION, PAYMENT SCHEDULE AND INVOICING
Transfer Price per Product:
Catheter: ****
Console: ****
Maximum Amount (for the Purpose of Section 3.2): ****
Quantities of Demonstration Products: ****

* All Prices quoted herein are net of the taxes detailed in Section 3.3.

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EXHIBIT D
MINIMUM PURCHASE REQUIREMENTS
Minimum Purchase Requirements:

Year	Quarter	Minimum Purchase Requirements*
First Year of the Term	Q1	****
First Year of the Term	Q2*	****
First Year of the Term	Q3	****
First Year of the Term	Q4	****
Second Year of the Term	Q1	****
Second Year of the Term	Q2	****
Second Year of the Term	Q3	****
Second Year of the Term	Q4	****
Third Year of the Term	Q1	****
Third Year of the Term	Q2	****
Third Year of the Term	Q3	****
Third Year of the Term	Q4	****
Minimum Purchase Requirements per each Purchase Order: 1

*	All Minimum Purchase Requirements stated herein are in aggregate amounts in US$.

**	Assuming **** is received within **** months from the ****. If the **** shall not be obtained in the aforcmentioned period, then, the requirements detailed herein shall not apply to such period and the Minimum Purchase Requirements detailed in this Exhibit shall be adjusted according to the date in which the **** is obtained.

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EXHIBIT E
KEY INDIVIDUALS
****

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EXHIBIT F
The Company’s Regulatory Affairs Contact Details:
TopSpin Medical (Israel) Ltd.
Attn: Regulatory Affairs
2 Yodfat Street
Lod 71921
Israel
Tel: +972-8-9200033
Fax: +972-8-9281233
Email: marina@topspin.co.il
Authorized Representative Contact Details:
CEpartner4U BV
Esdoornlaan 13
3951 DB Maarn
The Netherlands
Tel: +31-6-516-536-26
Fax: +31-343-442-162
Email: nusselder@cepartner4u.nl

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EXHIBIT G
PROMOTION, MARKETING AND SERVICING SCHEDULE
List of promotion, marketing and servicing tasks of the Distributor under the agreement:
•	Participating in the major interventional cardiology conferences: Euro-PCR, ESC and TCT. Being present in Company booth if applicable, joining meetings and inviting potential customers to the booth.

•	Assistance in reviewing and preparing marketing materials, including brochures and presentations.

•	Assistance in defining marketing strategy, product positioning and key messages (product strengths, obtaining testimonials from users).

•	Assisting the company in arranging visits to key sites.

•	Joining meetings with physicians when needed: advisory board meetings, investigator meetings, etc.

•	Recommending to the company which regional meetings can be relevant and participating in them with company representatives.

•	Assisting company in obtaining co-funding for Post-Marketing Studies from industry partners (device/pharma) on regional level.

•	Be trained on the clinical need, the technology and system operation.

•	Assist in assembling training program for site initiations (physicians and operators).

•	After an agreed number of initiations, take over site initiation and user training programs.

•	Be trained on servicing.

•	Provide service activity by remote trouble shooting level (phone, email) and provide field service activity (labor) at component level.

•	Maintain and manage spare parts per agreed level based on Topspin recommendation

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EXHIBIT H
NON-DISCLOSURE AGREEMENT

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NON DISCLOSURE AGREEMENT
This non disclosure agreement (the “Agreement”) is entered into as of the 3rd day of October, 2006, by and among TopSpin Medical (Israel) Ltd., a company incorporated under the laws of the State of Israel (the “Company”) whose address for purposes hereof is 2 Yodfat St., Lod (the “Company”), and Top Medical B.V., a company incorporated under the laws of the state of The Netherlands (the “Distributor”) whose address for purposes hereof is Stationstraat 30, 6361 BH Nuth, The Netherlands.
The Distributor and the Company have executed an Exclusive Distribution Agreement (the “Distribution Agreement”), and in connection with the same the Distributor has been, and/or will be, provided with, and/or has access to certain confidential information of the Company. With respect to any and all information disclosed by the Company to the Distributor, the parties wish to ensure due protection of such information.
Therefore, the parties hereby agree as follows:

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1. Distributor acknowledges and agrees that it may have access to confidential and proprietary information concerning the activities and business of the Company, its parent companies, subsidiaries and/or affiliates, all whether in oral, written, graphic, or machine-readable form, or in any other form, including, without limitation, concepts, techniques, processes, methods, systems, designs, drawings, photographs, models, prototypes, computer programs, research materials, formulas, development or experimental work, work in progress, mask work, inventions, cost data, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer or supplier lists. Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as “Proprietary Information”.
2. Notwithstanding the aforesaid, information shall not be deemed as Proprietary Information, for purposes of this Agreement, if the Distributor can show documentary evidence that: (a) such information is in the public domain at the time of disclosure, or subsequently becomes part of the public domain, through no breach of the Distributor of its obligations hereunder; or (b) such information is received by the Distributor from a third party exempt from confidentiality undertakings; or (c) such information was in its possession at the time of disclosure, and the Distributor so advised the Company immediately upon disclosure; or (d) the Distributor is compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that the Distributor gives the Company prompt notice thereof so that the Company may seek a protective order or other appropriate remedy, and further provided that in the event that such protective order or other remedy is not obtained, the Distributor shall furnish only that portion of the Proprietary Information which is legally required, and shall exercise all efforts required to obtain confidential treatment for such information.
3. The Proprietary Information shall be used by the Distributor for the limited purposes set forth in the Distribution Agreement.
4. The Distributor hereby acknowledges that the Proprietary Information is highly confidential, and undertakes that, at all times, it: (i) shall treat and maintain the Proprietary Information as confidential, and hold all such Proprietary Information in trust and in strict confidence, utilizing the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable degree of care; (ii) shall not disclose the Proprietary Information to any third party, whether or not for consideration; (iii) shall not use the Proprietary Information for any purpose other than the limited purpose mentioned in Section 3 above, or exploit the Proprietary Information for its own benefit or for the benefit of anyone else, without the prior written consent of the Company; and (iv) shall not make any copies of the Proprietary Information without the prior written consent of the Company.
5. Distributor undertakes to hold all Proprietary Information locked and to disclose the Proprietary Information only to those of its employees and consultants (provided, with respect to such consultants, that disclosure to any consultant shall be made only after receipt of written consent of the Company) (each, a “Representative”) who have to be so informed in order to provide the services pursuant to the Distribution Agreement, and provided that such Representatives are bound by written confidentiality and non-use undertakings towards

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Distributor which also apply to the Proprietary Information disclosed to Distributor under this Agreement. Distributor will be responsible for ensuring that the obligations of confidentiality and non-use contained herein are observed by all Representatives, and it represents that it has instituted policies and procedures which provide such adequate protection for the Proprietary Information. Without derogating from the aforesaid, Distributor shall bear full responsibility for any harm caused to the Company by disclosure to Representatives.
6. Upon the Company’s first demand, Distributor shall return to the Company all Proprietary Information, including all records, products and samples received, and any copies thereof, as well as any notes, memoranda or other writings or documentation which contain or pertain to the Proprietary Information or any portion thereof, whether in its possession or under its control, and shall erase all electronic records thereof, an shall so confirm to the Company in writing.
7. Distributor recognizes, acknowledges and agrees that the Company may be irreparably harmed if the Distributor’s obligations and undertakings herein are not specifically enforced and that the Company would not have an adequate remedy at law in the event of actual or threatened violation by the Distributor of such obligations and undertakings. Therefore, the Distributor agrees that the Company shall be entitled to seek and obtain an injunction, without bond, or to an appropriate decree of specific performance or any other appropriate equitable relief.
8. The Distributor recognizes that Company will receive confidential or Proprietary Information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times, both during the term of this Agreement and after its termination, the Distributor undertakes to keep all such information in strict confidence and trust, and not to use or disclose any of such information without the prior written consent of Company, except as may be necessary to perform his duties under the Distribution Agreement and consistent with Company’s agreement with such third party. Upon termination of the Distribution Agreement, the Distributor shall act with respect to such information as set forth in Section 6, mutatis mutandis.
9. The Distributor agrees and declares that all Proprietary Information, patents and other rights in connection therewith shall be the sole property of Company and its assigns.
10. All of the Company’s rights hereunder and all of the Distributor’s obligations and undertakings hereunder shall be in full effect for the entire term of this Agreement, and for an unlimited period of time after its termination, cancellation or expiration for any reason whatsoever.
11. The provisions of Section 15 of the Distribution Agreement shall apply to this Agreement, mutatis mutandis.

/s/ Erez Golan /s/ Eyal Kolka		/s/ Jan-Willem Hendriks

TopSpin Medical (Israel) Ltd.		TOP Medical B.V.

By:	Erez Golan & Eyal Kolka	By: Jan-Willem Hendriks

Title:	CEO & CFO	Title: Managing Director